EXHIBIT 10.1

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

PURCHASE AND SALE AGREEMENT
between
WAI 3300 CORPORATE WAY, LLC
and
HCW BIOLOGICS INC.
dated as of
May 27 , 2022

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of May 27 2022, is entered into between WAI 3300 CORPORATE WAY, LLC, a Florida limited liability company ("Seller"), and HCW BIOLOGICS INC., a Delaware corporation and/or assigns ("Buyer").

For and in consideration of the sum of [***] ($[***]), the mutual covenants and agreements herein set forth and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, for the price and on the terms and conditions herein set forth, all of Seller's right, title and interest in and to the Property.

Section 1.Definitions and References.

The following terms, as used in this Agreement, have the following meanings and references unless the context is inconsistent therewith:

(a)
"Additional Deposit" means [***] ($[***]).
(b)
"Affiliate" with respect to any Person, means (i) any person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) any person who is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) any Person who, directly or indirectly, is the beneficial owner of more than twenty-five percent (25%) of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of more than twenty-five percent (25%) of any class of equity securities or in which the specified Person has a substantial beneficial interest.
(c)
"Agreement" means this Purchase and Sale Agreement together with all exhibits, schedules, and amendments thereto, and as the same may be amended, supplemented or otherwise modified from time to time.
(d)
"Agreement Date" means the first date upon which this Agreement has been executed by both Seller and Buyer, and evidence of such execution has been delivered to both Seller and Buyer.
(e)
"Broker" is defined in Section 10 hereof.
(f)
"Business Day" shall mean any day, other than a Saturday, a Sunday or a day on which banks located in Broward County, Florida are authorized or required by applicable law to close.
(g)
"Buyer" is defined in the Preamble hereof.
(h)
"City" means the City of Miramar, Florida.

(i)
"Closing" means the consummation of the sale and conveyance of the Property by or on behalf of Seller to Buyer and payment of the Purchase Price by Buyer to Seller, pursuant to Section 9 hereof.
(j)
"Closing Date" means the date upon which the Closing occurs, as set forth in Section 9.1 hereof.
(k)
"Contracts" means the contracts, agreements, and equipment or personal property leases whether oral (other than Leases) or written, affecting the Property (excluding, however, Seller's national purchasing agreements as described as such on Schedule 1(k)), and all amendments thereto, described in Schedule 1(k).

(1) "County" means Broward County, a political subdivision of the State of Florida.

(m)
"Deed" is defined in Section 9.3(a) hereof.
(n)
"Deposits" means the Initial Deposit and the Additional Deposit.
(o)
"Escrow Agent" means [***].
(p)
"Hazardous Substances" means (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., or the Clean Water Act, 33 U.S.C. §1321 et seq., and in the regulations promulgated pursuant thereto; (ii) those substances listed in the United States Department of Transportation Table (49 CFR §172.101) or by the Environmental Protection Agency as "hazardous substances," (iii) such other substances, materials and wastes which are regulated, or classified as hazardous or toxic, under applicable local, state or federal law or regulations, and (iv) any material, waste or substance which is or contains petroleum, asbestos, polychlorinated biphenyls, flammable explosives or radioactive materials.
(q)
"Herein" or "hereof' means this entire Agreement rather than just the sentence, paragraph or section in which used.
(r)
"Improvements" means all buildings, structures and other improvements existing upon the Land.
(s)
"Including," "include" or "includes" mean including as an example, without limiting the generality of the description.
(t)
"Initial Deposit" means [***] ($[***]).
(u)
"[***]" is defined in Section 7.1 hereof.
(v)
"Inspection Period" is defined in Section 7.1 hereof.

(w)
"Inspection Termination Date" is defined in Section 7.1 hereof.
(x)
"Intangible Personal Property" means all of Seller's interest in all intangible rights, entitlements and interests (including those which are commonly referred to as "Business Good Will") applicable to the business operations conducted upon the Real Property.
(y)
"Land" means the real property described on Exhibit A, together with all tenements, hereditaments, easements, privileges, reversions, remainders and other rights and appurtenances belonging or in any manner appertaining thereto, including all reversionary interests in and to any adjoining or abutting rights-of-way and all riparian, littoral and other water rights.
(z)
"Leases" means the leases for the use or occupancy of portions of the Real Property in which Seller is the lessor, described in Schedule 1(z).

(aa) "Permitted Exceptions" means those conditions of title to the Real Property for which exception is made in Schedule B-II of the Title Commitment as the same exists on the Inspection Termination Date, including those described on Schedule 1(aa).

(bb) "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

(cc) "Personalty" means the Tangible Personal Property and Intangible Personal Property.

(dd) "Property" means Seller's right, title and interest in and to the Real Property, Personally, Contracts and Leases.

(ee) "Purchase Price" is defined in Section 2.1 hereof.

(ff) "Real Property" means the Land and the Improvements.

(gg) "Rent Roll" is defined in Section 4.4 hereof

(hh) "Required Assumed Contracts" is defined in Section 6.3 hereof.

(ii) "Seller" is defined in the Preamble hereof.

"Seller's Knowledge" means the actual present knowledge of [***], CEO of Seller without any duty to review or investigate, the matters to which such knowledge, or the absence thereof, pertains and with no imputed knowledge whatsoever, whether from any partner, officer, director, member, shareholder or employee of Seller. [***] shall not have personal liability arising out of any representations or warranties made herein.

(kk) "Survey" means the survey of the Real Property prepared by the Surveyor in accordance with the ALTA/ACSM Standards.

(11) "Surveyor" means Terranova Surveyors, Inc.

(mm) "Tangible Personal Property" means property used exclusively in connection with the Property, including the appliances, furniture, fixtures, and equipment and inventory and supplies described in a schedule attached hereto as Schedule 1(mm), along with any spare parts related thereto, and to the extent owned by Seller and assignable, data processing hardware (but excluding the proprietary accounting software system and all computer hardware and software located outside of the Real Property), fuel and equipment inventories, all of the fixtures, furnishings, appliances, and equipment owned by Seller and located on the Land, and materials owned by Seller and used in connection with maintenance of the Property grounds, office supplies, cleaning supplies, paper products and all other tangible personal property and inventory owned by Seller and used in the conduct of the Property operations. All items of Tangible Personal Property shall be sold, transferred and conveyed in "AS IS," "WHERE IS" and "WITH ALL FAULTS" condition on the Closing Date without any representation or warranty by Seller, either express or implied, as to the physical condition of such Tangible Personal Property.

(nn) "Termination Notice" is defined in Section 7.4 hereof.

(oo) "Title Agent" means Mercedes M. Sellek, PA, by which the Title Commitment and Title Policy will be issued.

(pp) "Title Commitment" means the commitment, issued or to be issued to Buyer by the Underwriter with respect to the Real Property, as set forth in Section 3.1 hereof, which will include copies of all matters for which exception is made in Schedule B-II thereof.

(qq) "Title Cure Period" is defined in Section 3.1 hereof.

(rr) "Title Defect" is defined in Section 3.1 hereof.

(ss) "Title Notice" is defined in Section 3.1 hereof.

(tt) "Title Policy" means the Owner's title insurance policy to be issued to Buyer by the Underwriter pursuant to the Title Commitment, subject only to the Permitted Exceptions.

(uu) "Underwriter" means WFG National Title Insurance Company, or another nationally recognized title insurer reasonably acceptable to Buyer, for and upon whom the Title Commitment and Title Policy are to be issued.

Section 2. Purchase Price and Terms of Payment.

2.1 Purchase Price. The purchase price for the Property (the "Purchase Price") will be the amount of Ten million dollars ($10,000,000.00).

2.2 Terms of Payment. The Purchase Price will be paid as follows:

(a)
Within [***] ([***]) [***] of the Agreement Date, Buyer will deliver the Initial Deposit to Escrow Agent, and on the expiration of the Inspection Period, unless Buyer elects to terminate this Agreement as set forth in Section 7.4, Buyer will deliver the Additional Deposit to Escrow Agent, at which point the Deposits will become non-refundable unless there is a Seller Default as defined in Section 11, below; and

(b)
the balance of the Purchase Price, subject to the prorations and adjustments for which provision is made in Section 9.5 hereof, will be paid by Buyer to Seller, through the Title Agent, by federal wire transfer of immediately available funds at the time of Closing.

The Deposits will be held by Escrow Agent in a non-interest-bearing account, with an institution the deposits in which are insured by the Federal Deposit Insurance Corporation, and disbursed in accordance with this Agreement, and interest accruing thereon will constitute part of the Deposits. Subject to and in accordance with the terms of this Agreement, the Initial Deposit once deposited, and the Additional Deposit will be deemed earned by Seller on the Inspection Termination Date and will be nonrefundable if Seller has not received (or deemed to have received) from Buyer a Termination Notice pursuant to Section 7.4 hereof, and at Closing will be paid to Seller and credited to Buyer against the Purchase Price. If Seller has timely received from Buyer a Termination Notice pursuant to Section 7.4 hereof, then the Deposits will not be deemed earned by Seller, and the Initial Deposit, and any interest accrued thereon, shall be immediately returned and delivered to Buyer.

Section 3. Title Evidence.

3.1 Issuance, Examination, Objection and Cure. Buyer will have until the Inspection

Termination Date to obtain and review the Title Commitment, Survey and lien searches and to notify Seller in writing (a "Title Notice") of any condition of Seller's title to the Real Property which are unacceptable to Buyer (collectively, the "Title Defects"). Buyer's failure to timely notify Seller of any Title Defects conclusively will be deemed an acceptance and approval of Seller's title to the Real Property, including all Title Defects. Seller will provide notice to Buyer within [***] ([***]) [***]after receipt of a Title Notice, whether Seller intends to endeavor to cure or remove any Title Defect(s) during the period prior to Closing ("Tide Cure Period"). If Seller fails or elects not to correct any Title Defects (other than a Mandatory Cure Item) within the Title Cure Period, or if any Title Defect other than Mandatory Cure Item arises after the Inspection Termination Date and prior to Closing and Seller is unable or elects not to remove such Title Defect, Buyer may, as its only option in such event, either (i) terminate this Agreement by written notice to Seller prior to Closing, in which event Escrow Agent will immediately return the Deposits to Buyer and this Agreement will be null and void of no further force or effect except with respect to the Inspection Indemnity, or (ii) waive the uncured Title Defect and proceed hereunder without adjustment to the Purchase Price. Notwithstanding anything to the contrary contained herein, Seller shall, prior to Closing, satisfy any mortgage or other financing document placed on the Property ("Mandatory Cure Items").

3.2 Title Affidavit. At Closing, Seller shall deliver to Title Agent a title affidavit and gap indemnity to permit the Title Agent to delete the standard ALTA exceptions and the "gap exception" each in a form which is reasonably acceptable to Title Agent and Seller.

Section 4. Seller's Representations and Warranties.

As of the date of this Agreement, Seller hereby represents and warrants to Buyer as follows:

4.1 Organization and Standing of Seller. Seller (i) is a limited liability company duly organized and validly existing under the laws of the State of Florida; (ii) has all requisite limited liability company power and authority to own its properties and assets and to carry on its business as now being conducted; and (iii) has full limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the execution, delivery and performance of each of the documents required to be delivered by Seller to Buyer pursuant to this Agreement, and any and all other documents or instruments necessary or desirable to the consummation hereof.

4.2 Due Execution and Performance. This Agreement has been, and the Deed of conveyance and all other documents, instruments and agreements required to be delivered by Seller pursuant to or in connection with this Agreement shall be when executed and delivered, duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement, or any document, instrument or agreement required to be delivered by Seller pursuant hereto, nor the consummation of the transactions contemplated hereby, is prohibited by, or requires Seller to obtain the consent, approval or authorization of, or notice to or filing or registration with, any Person.

4.3 Absence of Seller Conflicts. The execution and delivery by Seller of this

Agreement and the performance by Seller of its obligations hereunder do not and will not (i) conflict with any provision of the limited liability company agreement or other governing documents of Seller; or (ii) to Seller's Knowledge, conflict with, or result in a material breach of, or a material default or a violation under, any contract, agreement or arrangement to which Seller is a party or any statute, decree, judgment, regulation, order or rule of any governmental authority having jurisdiction over Seller or the Property.

4.4 Rent Roll. Seller has no Knowledge of any space leases, occupancy licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Real Property that will be binding upon Buyer after the Closing, other than (i) the Leases described on Schedule 1(z) (the "Rent Roll") and (ii) the leases, licenses, and other occupancy agreements relating to the Real Property that are entered into by Seller after the Agreement Date in accordance with this Agreement, if any.

4.5 Compliance. Seller has not received any written notice from any governmental authority of any violation of any governmental regulation, law or rule concerning the Property or the operation of the Property that has not previously been corrected.

4.6 Litigation. To Seller's Knowledge there is no pending, and Seller has received no written notice of any threatened, litigation or condemnation action against the Property or against Seller with respect to the Property.

4.7 All of the representations and warranties made in this Section 4 are true, correct, and complete in all material respects as of the Effective Date, and same shall not merge with the Deed for a period of three (3) months after the Closing. Seller shall deliver a certificate at Closing to Buyer confirming that the representations and warranties set forth in this Section 4 remain true and correct as of the Closing Date ("Seller's Closing Certificate").

Section 5. Buyer's Representations and Warranties.

As of the date of this Agreement, Buyer hereby represents and warrants to Seller as follows:

5.1 Organization and Standing of Buyer. Buyer (i) is a corporation duly incorporated,

validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions in which the conduct of its business requires such qualification; (ii) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted; and (iii) has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the execution, delivery and performance of each of the documents required to be delivered by Buyer to Seller pursuant to this Agreement, and any and all other documents or instruments necessary or desirable to the consummation hereof.

5.2 Due Execution and Performance. This Agreement has been, and all documents,

instruments and agreements required to be delivered by Buyer pursuant to or in connection with this Agreement will be when executed and delivered, duly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject only to general principles of equity, bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally as the same may be applicable to any insolvency of Buyer or Seller. Neither the execution, delivery or performance of this Agreement, or any document, instrument or agreement required to be delivered by Buyer pursuant hereto, nor the consummation of the transactions contemplated hereby, is prohibited by, or requires Buyer to obtain the consent, approval or authorization of, or notice to or filing or registration with, any Person.

5.3 Absence of Buyer Conflicts. The execution and delivery by Buyer of this

Agreement and the performance by Buyer of its obligations hereunder do not and will not (i) conflict with any provision of the Buyer's governing documents; or (ii) to the best of Buyer's knowledge, conflict with, or result in a breach of or a default or violation under, any contract, agreement or arrangement to which Buyer is a party or any statute, decree, judgment, regulation, order or rule of any governmental authority having jurisdiction over Buyer or the Property.

5.4 No Survival. Except as otherwise provided in this Agreement, no representations,

warranties, covenants, or other obligations of Buyer set forth in this Agreement shall survive the Closing hereunder and no action based thereon shall be commenced after the Closing.

Section 6. Covenants of Seller.

Seller hereby warrants to and covenants with Buyer that:

6.1 Governmental Notices. Prior to Closing, in the event that Seller receives any written notice from the County or any other governmental or quasi-governmental authority having jurisdiction over the Real Property of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the ownership, planning, development, construction, occupancy, use or maintenance of any portion of the Real Property, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Seller promptly will deliver a copy of such notice to Buyer.

6.2 Operation of the Real Property. From and after the Agreement Date, Seller will cause the Property to be operated substantially in accordance with Seller's past customary operating practices and procedures, subject only to the following:

(a) Seller will not, from and after the Inspection Termination Date:

(i) sell or otherwise dispose of any significant items of Personalty unless replaced with an item of like value, quality and utility; or (ii) enter into any service, maintenance, landscaping, repair, or other similar contract or agreement relating to the Property (except for those entered into in the ordinary course of business and which can be canceled upon not more than [***] ([***]) [***] prior notice or in the event of a sale of the Property); without the prior written consent of Buyer, which consent may be withheld by Buyer only on the grounds of material adverse effect on the economics or the quality of the operation of the Property.

(b)
Seller may at any time without Buyer's consent cancel or accept a surrender or forfeiture of any of the Lease(s). Seller shall not, from the Agreement Date, extend or renew any of the Lease(s) without Buyer's consent;
(c)
Seller shall not, from the Agreement Date, enter into any new leases of the Property; and
(d)
Anything set forth in this Section 6.2 to the contrary notwithstanding, Seller reserves the right at any time and from time to time during the Inspection Period to terminate Leases for defaults by tenants and to institute and prosecute available remedies for default thereunder, including, but not limited to, applying the security deposit of such defaulting tenant to cure such default, except that Seller agrees before instituting any such proceedings to notify Buyer in writing; provided, however, that Seller will not be required to obtain the consent of Buyer. In the event that Buyer does not elect to terminate this Agreement pursuant to Section 7.4 hereof, then from and after the Inspection Termination Date, Seller agrees not to terminate any Leases or institute any such proceedings without the prior written consent of Buyer, which consent or approval will not be unreasonably withheld, conditioned or delayed and conclusively will be deemed given in the event that Buyer fails to deliver its written consent, approval or rejection (with reasons therefor in reasonable detail) to Seller within [***] ([***]) Business Days after Seller's delivery of notice thereof to Buyer.

6.3 Contracts. At Closing Seller will assign and transfer all of its right, title and interest in and to the Contracts to Buyer, including the Contracts set forth on Schedule 6.3 (the "Required Assumed Contracts"), but not including those in respect of which Buyer, prior to the end of the Inspection Period, elects by written notice to Seller not to assume, which Seller will terminate the same on Closing to the extent terminable. Notwithstanding anything to the contrary contained herein, Seller shall not be required to terminate the Required Assumed Contracts unless Buyer pays any fees and termination costs due upon termination thereof.

Section 7. Inspection Period.

7.1 Inspection Period. During the period which is [***] ([***]) days after the

Effective Date (the "Inspection Period") which shall terminate at 5:00 P.M., on

August 10 , 2022 (the "Inspection Termination Date"), Buyer shall have the right to inspect and evaluate [***].

7.1.1 In the event Buyer completes its inspections prior to the Inspection Termination Date, Buyer agrees to give notice to Seller and terminate the Inspection Period earlier and closing shall proceed as set forth in Section 9, hereof.

7.2 Insurance. Buyer shall at all times maintain commercial general liability insurance coverage providing liability limits of not less than $[***] per occurrence with respect to bodily and personal injury, death and property damage and $[***] in the aggregate. At least [***] ([***]) [***] prior to performing any inspections of the Property, Buyer, at its sole cost and expense, will furnish to Seller an ACORD 27 or ACORD 28 form certificate of insurance issued by or on behalf of an insurance company authorized to do business in the State of Florida and such other evidence of insurance, including, without limitation, copies of any such insurance policies with all endorsements, which insurance company must have a Best rating of B+ VII or higher, and which certificate of insurance will evidence the following insurance coverages for Buyer and Seller, naming Seller as an additional named insured: commercial general liability insurance coverage providing liability limits of not less than $[***] per occurrence with respect to bodily and personal injury, death and property damage and $[***] in the aggregate.

Seller makes no warranty or representation as to the accuracy or completeness of any information or documentation provided to Buyer pursuant to this Section 7.

7.3 Termination by Buyer. Buyer will have the right, which may be exercised by delivering written notice to Seller any time prior to the Inspection Termination Date, to terminate this Agreement for any reason whatsoever, in the sole and absolute discretion of the Buyer ("Termination Notice"). If Buyer fails to deliver such Termination Notice on or prior to the Inspection Termination Date, [***].

7.4 Condition of Property. Buyer acknowledges that, during the Inspection Period,

Buyer will perform such studies, inspections, examinations, investigations, and evaluations of the Property as Buyer, in Buyer's discretion, deems necessary or appropriate. Buyer represents to Seller that Buyer is a sophisticated purchaser and that except for the limited representations of Seller specifically set forth in Section 4, Buyer will rely solely upon such studies, inspections, examinations, investigations and evaluations in purchasing the Property. Unless otherwise expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that any materials, data and information prepared by third parties unaffiliated with Seller and delivered by Seller to Buyer in connection with the transaction which is the subject of this Agreement are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer is at the sole risk of Buyer. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer is for general informational purposes only, (b) Buyer will not have any right of action against Seller with respect to any such report delivered by Seller to Buyer, (c) neither Seller nor any Affiliate of Seller will have any liability to Buyer for any inaccuracy in or omission from any such report, and (d) Seller does not represent or warrant the truth, accuracy or completeness of any such reports or any written or verbal statement made by Seller's agents relating thereto. Moreover, Buyer acknowledges that Seller makes and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Property or the current zoning of the Property. To the contrary, Buyer acknowledges and agrees that this information is provided to Buyer by Seller merely as an accommodation, that Buyer relies upon it at its own risk, and that Seller has advised Buyer to make, and understands that Buyer has made or will make, its own full and complete investigations concerning the Property. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Buyer is acquiring the Property [***]. Except for the representations or warranties of the Seller specifically set forth in Section 4 of this Agreement, Seller is not liable or bound in any manner by any warranties, either expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Property or the value thereof made or furnished by any broker or any real estate agent, broker, employee, servant or other person representing or purporting to represent Seller.

Section 8. Conditions Precedent to Closing.

8.1 Buyer Conditions. The obligation of Buyer to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date of each of the following conditions, unless any unfulfilled condition is waived in writing by Buyer:

(a) Correctness of Seller's Representations and Warranties. Each of

the representations and warranties of Seller set forth in this Agreement will have been true and complete in all material respects when made and will be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date.

(b)
Compliance by Seller with Agreement. Seller shall have
performed and complied in all material respects with all agreements, undertakings and obligations which are required to be performed by Seller or by which Seller is required to comply at or prior to the Closing.
(c)
Document Deliveries. Seller shall deliver at Closing all
documents and other items specified in Section 9.3 hereof.

8.2 Seller Conditions. The obligation of Seller to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date of each of the following conditions, unless any unfulfilled condition is waived in writing by Seller:

(a)
Correctness of Buyer's Representations and Warranties. Each of the representations and warranties of Buyer set forth in this Agreement will have been true and complete in all material respects when made and will be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date.
(b)
Compliance by Buyer with Agreement. Buyer will have performed and complied in all material respects with all agreements, undertakings and obligations which are required to be performed by Buyer or by which Buyer is required to comply at or prior to the Closing.
(c)
Document Deliveries. Buyer will deliver at Closing all documents and other items specified in Section 9.4 hereof.

8.3 Failure of Condition(s). If any condition(s) precedent set forth in this Section 8 is not satisfied as of the date specified for satisfaction, the party whose obligation to close is conditioned thereon may either (a) waive satisfaction of such condition(s) and proceed to Closing or (b) declare the failure of such condition to be a default by the other party, and proceed in accordance with Section 11 hereof.

Section 9. Closing.

9.1 Time and Place. The Closing will take place commencing at [***] at the office of the Title Agent on or before [***] ([***]) [***] following the expiration of the Inspection Period or such place, time and date that the Parties mutually agree upon that is not more than [***] ([***]) after the expiration of the Inspection Period (the "Closing Date") and may be completed by a "mail-away, escrow" closing.

9.2 Closing Expenses. At or before Closing:

(a)
Seller will pay the cost of (i) the title search; (ii) any costs associated with updating the title information for the Property and/or any costs incurred in connection with clearing title to the Property; (iii) recording any corrective instruments in connection with title; and (iv) the cost of Florida documentary stamp tax and any intangible taxes of the Deed of conveyance;
(b)
Buyer will pay the cost of recording the conveyance documents and the premium for the owner Title Policy;

(c)
Buyer will pay costs and expenses in connection with or related to any loan incurred by Buyer; for the avoidance of doubt, Buyer expressly agrees and acknowledges that Buyer's obligations to pay the Purchase Price and otherwise consummate the transactions contemplated hereby are not in any way conditioned upon Buyer's ability to obtain financing of any type or nature whatsoever, whether by way of debt financing or equity investment, or otherwise;
(d)
Buyer will pay the cost of the updated Survey prepared by the Surveyor; and
(e)
Buyer will pay any other closing expenses, including closing agent fees; provided, however that each party will pay any fees due to its respective attorneys or other consultants.

9.3 Seller Documents and/or Deliveries. At Closing, in addition to any other documents specifically required to be delivered or acts required to be done pursuant to this Agreement, Seller will deliver to Buyer, the following (all of which will be in form reasonably acceptable to Buyer):

(a)
a warranty deed conveying title to the Real Property subject to the Permitted Exceptions in form and substance satisfactory to Seller and Buyer (the "Deed");
(b)
certified copies of resolutions of the manager of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
(c)
a no lien, possession and gap affidavit dated as of the Closing Date, which (i) certifies that (A) the representations and warranties of Seller contained in this Agreement are true on and as of the Closing Date in all material respects with the same effect as if said representations and warranties were made on and as of the Closing Date; (B) to Seller's Knowledge there are no unpaid bills for labor, materials or services to the Land, and no labor, services or materials have been undertaken or supplied to the Land, by or upon order of Seller or its agents which could be the basis for any claims against the Land; and (C) to Seller's Knowledge no other Person other than Buyer has any right or claim to possession of the Land, and (ii) contains such other certifications and undertakings as are customarily required pursuant to the Title Commitment and which will allow the Title Agent to delete any requirements set forth in the Title Commitment, as well as schedule B-2 standard exceptions from the Title Commitment at Closing."";
(d)
a certificate of Seller dated as of the Closing Date, certifying as to the incumbency of the Seller's manager executing the documents delivered pursuant to this Agreement;
(e)
an affidavit complying with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, signed by an officer or other representative of Seller authorized to give such assurance stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person as defined by I.R.C. Section 1445(0(3);

(f)
a bill of sale with respect to the Personalty substantially in the form attached hereto as Form 9.3(f);

(g)
the assignment and assumption of the Leases substantially in the form attached hereto as Form 9.3(g) ("Assignment of Leases");
(h)
tenant estoppels from the current tenants confirming the status of their lease on a form attached hereto as Form 9.3 (h) ("Tenant Estoppels") ;
(i)
the originals (or copies if originals are unavailable) of existing Leases and all tenant files, Contracts and files and records pertaining to the Property as are in Seller's possession; provided, that Buyer will make all originals available to Seller after Closing to the extent required by Seller in connection with accounting, taxation, litigation or other legal proceedings involving Seller's prior ownership of the Property;
(j)
notices to the tenants of the sale of the Property and where to pay rent at the Property in such form as Seller and Buyer shall reasonably agree;
(k)
the assignment and assumption of the Contracts substantially in the form attached hereto as Form 9.3(k) which shall assign the Required Assumed Contracts (subject to Section 7.3 hereof) and any other Contracts that Buyer has agreed to assume pursuant to the terms of this Agreement (the "Assignment of Contracts");

(1) originals (or copies if originals are unavailable) of all assignable governmental licenses, permits and approvals relating to the occupancy or use of the Property in the possession of Seller or Seller's current property manager;

(m)
keys to the Property;
(n)
the assignment of the Intangible Personal Property executed by Seller substantially in the form attached hereto as Form 9.3(n) ("Assignment of Intangible Property");
(o)
Seller's Closing Certificate executed by Seller in accordance with Section 4; and
(p)
a lease agreement entered into between Buyer and Seller, pursuant to which the Seller shall be granted a leaseback of a portion of the Property (the "Leaseback Agreement"), substantially in the form attached hereto as Schedule 9-3 (p).

9.4 Buyer Documents and/or Deliveries. At Closing, in addition to any documents or other items specifically required to be delivered or required to be done pursuant to this Agreement, Buyer will deliver or cause to be delivered to Seller and Seller will execute if applicable:

(a) the Purchase Price (including the Deposits which shall be credited towards the Purchase Price), by bank wire transfer of immediately available funds to an account held by Escrow Agent;

(b)
certified copies of resolutions of the Board of Directors, Board of Managers or Member, as applicable, of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, or an opinion of counsel reasonably acceptable to Seller evidencing the same;
(c)
a certificate of the secretary or manager of Buyer dated as of the Closing Date, certifying that (i) the representations and warranties of Buyer contained in this Agreement are true on and as of the Closing Date in all material respects with the same effect as if said representations and warranties were made on and as of the Closing Date; and (ii) Buyer has substantially performed and complied with all agreements and conditions required by this Agreement to be performed or with which Buyer is required to have complied prior to or on the Closing Date;
(d)
the Assignment of Leases;
(e)
the Assignment of Contracts;
(f)
the Assignment of Intangible Property; and
(g)
the Leaseback Agreement.

9.5 Prorations. It is the overall intent of the parties that income and expenses of the Property shall be prorated as of the Closing Date with the intent that Seller will have the benefit of all accrued income, including all rents paid by tenants under the Leases ("Income") and be responsible for all costs, liabilities, capital, operating and other expenses in relation to the Property through Closing Date, and Buyer will have the benefit of all Income accrued and be responsible for all costs, liabilities, capital, operating and other expenses in relation to the Property from and after the Closing Date. Ad valorem property taxes and other revenues and expenses of, and impounds, prepayments or deposits affecting or related to, the Property (including rents and other sums due under Leases as hereinafter set forth) will be prorated between Seller and Buyer as of the Closing Date, and any security deposits then held pursuant to Leases will be credited to Buyer. Ad valorem property taxes, with maximum allowable discount for early payment, will be prorated on the basis of actual taxes for the year of Closing, if known, or otherwise on the basis of ad valorem property taxes for the immediately preceding year (based upon the maximum discount allowed for early payment). Special assessment liens certified as fully determined and final, or for which the work has been completed, as of the Closing Date will be paid by Seller, and any other pending assessments will be assumed by Buyer.

Seller reserves the right to collect any past due rents and other payments and tenant reimbursements under the Leases applicable to Seller's period of ownership (collectively, "Delinquent Tenant Payments") and Buyer agrees to use commercially reasonable efforts to collect such Delinquent Tenant Payments and shall also reasonably cooperate with Seller, at no expense to Buyer, in Seller's efforts to collect such Delinquent Tenant Payments; provided, however, that Buyer shall not be required to commence any legal proceeding or similar proceeding against any delinquent Tenant to collect monies owed to Seller.

At the Closing, Buyer shall reimburse Seller for the amount of any transferable utility deposits which are transferred to or become the property of Buyer at Closing.

This Section 9.5 shall survive the Closing.

9.6 Execution and Delivery of Closing Statement. At Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Seller and Buyer will execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at Closing in a form which is reasonably acceptable to Seller and Buyer.

Section 10. Brokers.

Each party represents and warrants to the other that it has not consulted, dealt or negotiated with any person other than [***] (the "Broker"), to whom a [***] ([***]) commission is or could be due in connection with the sale of the Property to Buyer, or any other matter associated with this Agreement. Seller will pay all sums in full at Closing, if any, due to Broker in connection with this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' and paralegals' fees incurred in trial, appellate or post judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this Section 10. Anything to the contrary notwithstanding, the representations, warranties and agreements of this Section 10 will survive Closing of the transactions which are the subject of this Agreement and the delivery of the deed of conveyance, or any earlier termination of this Agreement.

Section 11. Default.

11.1 Buyer's Default.

(a) If, at or prior to Closing, Buyer fails or refuses to perform any of

Buyer's obligations under this Agreement, and such refusal or failure continues for a period of [***] ([***]) [***]following Seller's written notice of such default by Buyer under this Agreement (and which [***] shall run concurrently with any cure period provided elsewhere in this Agreement), Seller will either (a) waive such default and proceed to Closing without adjustment to the Purchase Price; or (b) terminate this Agreement and receive a sum equal to the Deposits as agreed and liquidated damages (not as a penalty), it being agreed that in such event Seller's actual damages would be incapable of precise ascertainment; and thereafter this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder except with respect to the Inspection Indemnity or other provisions of this Agreement that expressly survive termination.

11.2 Seller's Default. If, at or prior to Closing, Seller fails or refuses to perform any of

Seller's obligations under this Agreement and such refusal or failure continues for a period of [***] ([***]) [***] following Buyer's written notice of such default by Seller under this Agreement (and which [***] shall run concurrently with any cure period provided elsewhere in this Agreement), Buyer will either, as Buyer's sole and exclusive remedies (i) waive such default and proceed to Closing without adjustment to the Purchase Price; (ii) terminate this Agreement, in which event the Deposits will be returned to Buyer and this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder except with respect to the Inspection Indemnity; or (iii) seek specific performance of Seller's obligations under this Agreement (if specific performance is an available remedy). However, (iv) if based on Seller's actions, the remedy of specific performance is not available to Buyer, or (v) with respect to a breach by Seller under any of its representations, warranties, or obligations under this Agreement that survive termination of this Agreement or Closing; in addition to the Buyer's right to receive a refund of any Deposits (prior to Closing), Buyer may proceed at law or in equity to seek damages from Seller.

Notwithstanding anything herein to the contrary, in no event will Buyer be entitled to seek or receive, and Buyer hereby waives any right to seek or receive, consequential and/or punitive damages. For the avoidance of doubt, from and after Closing, Seller shall not be liable for any default which Buyer, its agents or advisors has actual knowledge of prior to Closing.

Section 12. Risk of Loss.

12.1 Casualty. Seller will bear all risk of loss occurring to or upon any material portion of the Real Property prior to conveyance thereof by Seller to Buyer pursuant to the terms of this Agreement. A portion of the Real Property will be deemed material if its replacement cost exceeds $[***] (collectively, a "Material Casualty"). If the estimated cost of repair and restoration of such Material Casualty is greater than $[***] or the extent of the destruction or damage is greater than [***] ([***]) of the Improvements (in square feet), then Seller shall not be obligated to restore or repair the Improvements, and Buyer may elect either (i) to terminate this Agreement, whereupon the Deposits will be returned promptly to Buyer, this Agreement shall be cancelled and all rights, obligations and liabilities of the parties will terminate (except for any agreements of the parties that expressly survive termination of this Agreement); or (b) to close this Agreement in accordance with the terms hereof, without reduction of the Purchase Price and Seller shall assign to Buyer, all of Seller's rights in any proceeds of fire or casualty insurance payable with respect to the loss together with payment by Seller or credit to Buyer at Closing of the "deductible" under the terms of Seller's policy(s) or insurance; or if Seller is self-insured, Seller shall provide a credit against the Purchase Price at Closing of an amount calculated by an independent general contractor and independent appraiser to be the reasonable cost of repair and/or restoration. The parties agree to each choose a general contractor and appraiser and each of the general contractor and appraiser shall mutually choose a third-party general contractor and appraiser to assess the Material Casualty pursuant to this provision.

12.2 If the extent of the destruction or damage is less than or equal to a Material

Casualty, then, Seller shall repair or replace the damaged or destroyed Improvements to the Property within [***] ([***]) [***] of the event of Material Casualty, and neither party shall have any right to terminate this Agreement. Closing of this transaction shall be extended for a reasonable time to permit Seller to restore and repair the damage. Seller shall promptly commence such actions as are reasonably necessary to effect such repair or restoration and after commencement diligently pursue completion. All work to repair a Material Casualty shall be done in a good and workmanlike manner in compliance with all building codes, applicable ordinances and with appropriate building permits.

12.3 Condemnation. In the event that any material portion of the Real Property is taken by eminent domain or condemnation proceeding prior to sale and conveyance thereof by Seller to Buyer and such taking materially and adversely affects the use or utility of the remainder of Real Property, Buyer may within [***] ([***]) [***] after Buyer receives written notice of such taking either (a) proceed to close notwithstanding the eminent domain or condemnation proceeding, in which event Seller will assign to Buyer its entire right, title and interest in and to any award, and the Purchase Price will not be reduced or (b) terminate this Agreement by delivering written notice of termination to Seller, whereupon the Deposits will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder except with respect to the Inspection Indemnity. A taking of portion of the Property will be deemed to materially and adversely affect the use or utility of the remainder of the Property if it directly removes the ingress to and egress from the Property, results in the failure of the Property to remain in compliance with applicable laws in effect as of the Effective Date, and/or permanently severs utility lines to a portion of the Property. A portion of the Property will also be deemed material if such portion of the Property is valued in excess of $[***]. Seller agrees promptly to notify Buyer of any eminent domain or condemnation proceeding.

Section 13. Miscellaneous.

13.1 Litigation. In the event of any litigation between Seller and Buyer concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' and paralegals' fees, incurred in trial, appellate, bankruptcy, and post judgment proceedings. The provisions of this Section 13.1 will survive Closing, expiration or termination of this Agreement.

13.2 Escrow Obligations of Escrow Agent. Seller and Buyer acknowledge that Escrow

Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Purchase Price, including the Deposits, will be held and disbursed by Escrow Agent as follows:

(a)
Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.
(b)
Seller and Buyer agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim (including fees for services rendered by Escrow Agent's constituent attorneys and paralegals); provided, however, that if such expenses are incurred by Escrow Agent in connection with litigation between Seller and Buyer, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.
(c)
Escrow Agent will not make any disbursement of the Purchase Price or Deposits (except at Closing) without giving written notice to the party which will not receive the disbursement at least [***] ([***]) [***] in advance of the disbursement. The failure of the party not receiving the disbursement to object to the disbursement by written notice to the other party and to the Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, Escrow Agent will file an action in interpleader to resolve such disagreement. Escrow Agent will be indemnified (by Seller or Buyer, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

(d)
Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.
(e)
Escrow Agent may resign upon [***] ([***]) [***] written notice to Seller and Buyer, and if a successor escrow agent is not appointed within such fifteen (15) day period, Escrow Agent may petition a court of competent jurisdiction to name a successor or to resolve such disagreement, or alternatively may transfer the Deposits held by Escrow Agent to the registry of the local court of applicable jurisdiction at which point the Escrow Agent shall have no further responsibility under this Agreement.
(f)
Seller acknowledges that Escrow Agent is counsel to the Buyer and Seller agrees that Escrow Agent shall not be precluded from representing the Buyer in the transactions contemplated by this Agreement and all matters arising hereunder.

13.3 Notices. Notices required or permitted to be given pursuant to the terms of this Agreement will be delivered in person or by electronic transmission (e-mail) provided that the transmission is completed no later than 5:00 P.M., eastern time, on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed or sent by certified mail, return receipt requested, postage prepaid, by recognized contract carrier providing signed receipt for delivery, and will be deemed delivered upon receipt or refusal of delivery. Notices will be delivered at the following addresses, subject to the right of any party to change the address at which it is to receive notice by written notice to the other party:

To Buyer:	HCW Biologics Inc. Address: 2929 North Commerce Parkway, Miramar, Florida 33025 Attn: Hing C. Wong, Chief Executive Officer Telephone: 954-842-2024 ext. 238 E-mail: hingwong@hcwbiologics.com And

Attn: Nicole Valdivieso, Director, Legal Affairs

Telephone: 954-842-2024 ext. 205

E-mail: nicolevaldivieso@hcwbiologics.com

with a copy to (which shall not [***]

constitute notice or service of

process):

WAI 3300 Corporate Way, LLC

[***]

[***]

[***]

To Seller:

with a copy (which shall not constitute notice or service of process) to:

To Escrow Agent:

13.4 Integration and Severability. This Agreement and the attachments hereto set forth the entire understanding of Buyer and Seller with the respect to the matters which are the subject of this Agreement, superseding and/or incorporating all prior or contemporaneous oral or written agreements and may be changed, modified, or amended only by an instrument in writing executed by the party against whom the enforcement of any such change, modification or amendment is sought.

13.5 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon, and is intended solely for the benefit of, the parties hereto, and their respective heirs, personal representatives, successors, parent and subsidiaries and assigns; and no third party, as further described in Section 13.12 hereof, will have any rights, privileges, or other beneficial interests herein or hereunder. Notwithstanding the foregoing, Buyer shall not assign this Agreement without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion except to an Affiliate of Buyer, provided that Buyer shall not be released from its obligations under this Agreement.

13.6 Construction. Headings and similar structural elements set forth in this Agreement are intended for ease of reference only, and are not intended, and will not be construed, to reflect the intention of the parties or to affect the substance of this Agreement. This Agreement has been negotiated at arm's length between Seller and Buyer, each represented by legal counsel of its choice and having an ample opportunity to negotiate the form and substance hereof, and therefore in construing the provisions of this Agreement the parties will be deemed to have had equal roles in drafting.

13.7 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Florida, without giving effect to its conflict of laws rules, and in the event of any litigation concerning the terms of this Agreement, proper and exclusive venue shall be the Federal or state courts located in the County.

13.8 Invalid Provisions. In the event any term or provision of this Agreement is held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions will not be affected thereby but will be valid and remain in force and effect, provided that the inoperative provisions are not essential to the interpretation or performance of this Agreement in accordance with the clear intent of the parties.

13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute the same instrument; and delivery of signatures transmitted by facsimile will be sufficient to bind the signing party.

13.10 No Waiver of Default. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

13.11 Confidentiality. Buyer will keep in strict confidence all information obtained with respect to the Property pursuant to or in connection with this Agreement or any confidentiality agreement executed by Buyer related to the Property (including all terms and provisions of this Agreement, including the Purchase Price, all information obtained with respect to the tenants and other occupants of the Property, and all information obtained in connection with any inspections) until such time as the Closing is completed. Buyer agrees to instruct its agents, employees, advisers and consultants to comply with the provisions of this Section 13.11 and any confidentiality agreement executed in connection with the Property. Notwithstanding the foregoing, Buyer may disclose information obtained with respect to the Property prior to the Closing to its directors, bankers, advisors, attorneys, accountants, and agents so long as such parties agree in writing for Seller's benefit to keep the information confidential until such time as the Closing is completed. In addition, Buyer may disclose information prior to the Closing as may be required by law. If the purchase and sale of the Property contemplated hereby is not completed for any reason, Buyer will, upon request, promptly return to Seller all instruments and materials or copies of instruments and materials delivered by Seller, on Seller's behalf or paid for by Seller, and all documents related to the Property obtained by Buyer. The provisions of this Section 13.11 will survive any termination of this Agreement. Notwithstanding the obligations set forth in this Section 13.11, Seller acknowledges that Buyer is a publicly traded company and as such Buyer will be required to disclose Seller's Confidential Information and the terms of this Agreement to the extent such disclosure is reasonably necessary to comply with applicable laws, including regulations promulgated by applicable security exchanges.

13.12 Survival. The representations, warranties, covenants, agreements, and indemnities set forth in this Agreement shall not merge with the Deed but shall survive Closing for a period of three (3) months after the Closing. The foregoing three (3) month survival period is in lieu of (and there shall not be applicable) any other survival period provided under applicable law.

13.13 Recourse Limited; Survival.

(a)
Notwithstanding anything to the contrary in this Agreement, neither any present or future constituent member in Seller nor any owner, officer, director, employee or agent of any corporation that is a constituent member in Seller will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Property; and Buyer and each its successors and assignees waives any such personal liability. For purposes of this Agreement, and any such instruments and certificates, and any such amendments or modifications thereto, neither the negative capital account of any constituent member in Seller, nor any obligation of any constituent member in Seller to restore a negative capital account or to contribute capital to Seller or to any other constituent member in Seller, will at any time be deemed to be the property or any asset of Seller or any such other constituent member (and neither Buyer nor any of its successors or assignees will have any right to collect enforce or proceed against or with respect to any such negative capital account or a constituent member's obligation to restore or contribute). As used in this Section 13.12, a "constituent member" in Seller means any direct member in Seller and any person that is a member, shareholder and/or partner in any entity that, directly or indirectly through one of more other entities, is a member in Seller. Notwithstanding anything herein to the contrary, in no event shall this Section 13.12 be deemed to be a limitation of Seller's liability under this Agreement.
(b)
Notwithstanding anything to the contrary in this Agreement, neither any present or future constituent member in Buyer nor any owner, officer, director, employee or agent of any corporation that is a constituent member in Buyer will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Property; and Seller and each its successors and assignees waives any such personal liability. For purposes of this Agreement, and any such instruments and certificates, and any such amendments or modifications thereto, neither the negative capital account of any constituent member in Buyer, nor any obligation of any constituent member in Buyer to restore a negative capital account or to contribute capital to Buyer or to any other constituent member in Buyer, will at any time be deemed to be the property or any asset of Buyer or any such other constituent member (and neither Seller nor any of its successors or assignees will have any right to collect enforce or proceed against or with respect to any such negative capital account or a constituent member's obligation to restore or contribute). As used in this Section 13.12, a "constituent member" in Buyer means any direct member in Buyer and any person that is a member, shareholder and/or partner in any entity that, directly or indirectly through one of more other entities, is a member in Buyer. Notwithstanding anything herein to the contrary, in no event shall this Section 13.12 be deemed to be a limitation of Buyer's liability under this Agreement.

(c)
Seller's representations, warranties and covenants set forth in this Agreement will be inapplicable and ineffective to the extent that Buyer has actual knowledge of facts or information contrary to such representations, warrants or covenants as of the Closing Date. Buyer's representations, warranties and covenants set forth in this Agreement will be inapplicable and ineffective to the extent that Seller has actual knowledge of facts or information contrary to such representations, warrants or covenants as of the Closing Date.

13.14 Business Day. If any date herein set forth for the performance of any obligations by Seller or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery will be deemed acceptable on the next occurring Business Day.

13.15 Recordation. This Agreement will not be recorded in any public records, and such recording would constitute a default by Buyer subject to Section 11.1 hereof; provided, however, that as Buyer is a public company, it may disclose or record this Agreement only to the extent such disclosure or recording is reasonably necessary to comply with applicable laws, including regulations promulgated by applicable security exchanges.

13.16 Jury Waiver. IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. SUCH FILING SHALL NOT CONSTITUTE A RECORDING OF THIS AGREEMENT FOR PURPOSES OF SUBSECTION 13.15 HEREIN. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

13.17 Announcements. Seller and Buyer will consult with each other with regard to all press releases and other announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby, and except as may be required by applicable laws or the applicable rules and regulations or any governmental agency or stock exchange, neither Seller nor Buyer will issue any such press release or other such publicity without the prior written consent of the other party which shall not be unreasonably withheld, conditioned or delayed.

13.18 Attorneys' Fees; Income and Capital Gains Taxes.

(a)
Seller and Buyer each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel.
(b)
Each Party to this Agreement shall be responsible for all costs it incurs in connection with the preparation, review and negotiation of this

Agreement and the transactions and the Closing contemplated by this Agreement, including any attorneys' or consultants' fees. In addition, each Party is responsible for its own income taxes and capital gains taxes resulting from its operation of the Property and such taxes shall not be a pro-ration at the Closing.

(c) If any action is brought by either Party against the other in connection with or arising out of this Agreement or any of the documents and instruments delivered in connection herewith or in connection with the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party its reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action.

13.19 Radon Gas. IN COMPLIANCE WITH §404.056, FLORIDA STATUTES, BUYER IS HEREBY MADE AWARE OF THE FOLLOWING: RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH DEPARTMENT.

13.20 Energy Efficiency Rating Information. BUYER ACKNOWLEDGES RECEIPT OF THE INFORMATION BROCHURE §553.996, FLORIDA STATUTES.

13.21 Time. Time is of the essence with respect to the payment of moneys and the performance of each and every obligation set forth in this Agreement.

13.22 Further Assurances. Each party agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement or any provisions hereof or to carry on the business contemplated hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date(s) hereinafter set forth.

SELLER:

WAI 3300 CORPORATE WAY, LLC,
a Florida limited liability company

By: /s/ ***
Name: ***
Title: Chief Executive Officer
Date: May 27, 2022

BUYER:

HCW BIOLOGICS INC.,
a Delaware Corporation

By: /s/ Hing C. Wong
Name: Hing C. Wong
Title: Chief Executive Officer
Date: May 27, 2022

Signature Page
HCW Biologics purchase from WAI 3300

The Escrow Agent hereby agrees to hold and disburse the Deposits in accordance with and subject to the provisions of the foregoing Purchase and Sale Agreement.

WFG NATIONAL TITLE INSURANCE COMPANY

By: /s/ ***

Name: ***

Agency Commercial Closer/FRP

Date: May 27, 2022

Signature Page
HCW Biologics purchase from WAI 3300